Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Media Contact:	Rosemarie Yancosek
(908) 298-7476
	Investor Contact:	Alex Kelly
(908) 298-7436
Schering-Plough Launches Productivity Transformation Program
To Confront New Challenges
$1.5 Billion Annualized Savings Target
$500 million in Synergies from OBS Acquisition Rolled into New Target
Kenilworth, N.J. April 2, 2008 — Schering-Plough Corporation (NYSE: SGP) announced today a major new Productivity Transformation Program (PTP) to reduce and avoid costs and increase productivity to generate a total of $1.5 billion in targeted annual savings and synergies.
     The targeted savings represent approximately 10% of the combined company’s full year 2007 estimated cost base, including Organon BioSciences (OBS) and manufacturing. The previously announced integration synergy targets of $500 million from the Company’s November 2007 acquisition of Organon BioSciences of the Netherlands will be rolled into PTP.
     The program responds to dramatically intensifying pressures on the pharmaceutical industry, especially new pressures in the United States, and also to the confusion in the U.S. market around cholesterol management that impacts the products of the Merck/Schering-Plough joint venture, ZETIA and VYTORIN.
     While the details of the implementation program are being developed, at least $1.25 billion — or more than 80% — of the planned savings are targeted to be accomplished by the end of 2010, with the balance achieved by 2012, reflecting the longer timelines for implementing such actions effectively and prudently in the global supply chain.
“Savings and productivity improvements will be realized across the company and around the world. No area will be exempt,” said Fred Hassan, chairman and CEO. “Our first actions will be to execute reductions in high overhead cost areas, beginning with reductions in higher management levels in the company’s headquarters and elsewhere. A major focus will be the U.S., where the most intense new pressures on our industry and our company are centered.”
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     Added Hassan: “We will be executing this cost saving, productivity enhancing program with care and prudence. We will not engage in across-the-board cost cutting. We will avoid unwise short term actions. We will be focused on the same goal that has driven our company over the past nearly five years of my tenure as CEO: driving high performance for the long term.”
     PTP will include the following actions:
•	Further elimination and simplification of management layers.

•	Consolidation of middle management functions and increased use of shared staff support and shared services.

•	Execution of further reductions in travel and other costs.

•	Review and re-sizing of investments, including
•	sales and marketing,

•	the R&D cost base; including strategic reductions in the project portfolio while prioritizing high-potential projects such as the phase III Thrombin Receptor Antagonist (TRA) cardiovascular compound.
•	Simplification of product lines — especially in the combined Animal Health Business.

•	Reduction of the number of plants globally; creation of more focused and high-efficiency plants by 2012.

•	Process improvement in all parts of the company to improve efficiencies.
     The PTP will be overseen by a senior management team led by Hassan.
     The company will provide progress updates at appropriate intervals.
     “Through strong management and strong people we have been executing with excellence on our 6-8 year Action Agenda which we launched in 2003. We have built depth and strength across our company,” said Hassan. “The recent OBS acquisition was a pivotal action in the current Build the Base phase of that agenda. One of our most important achievements is that we now have perhaps the most impressive late-stage pipeline in our peer group — including cutting edge projects as TRA for deadly blood clots, and sugammadex in anesthesiology.”
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     However, said Hassan, “hard new realities are requiring the hard new actions” that are being announced today. “The reality is that we face today a new political and overall environment in the U.S. that is increasingly discouraging pharmaceutical innovation.”
     “An example of these intense overall new pressures,” said Hassan, “has been the confusion in the cholesterol market largely caused by the overreaction to conflicting results of the relatively small ENHANCE clinical trial, involving VYTORIN. This confusion, in the absence of an open and balanced scientific discussion of this clinical trial, have caused an unwarranted concern among millions of patients who need to get to their cholesterol goals,” he said. “This episode has been a case study of the impact of the hard new realities.”
     “We need to improve the environment for pharmaceutical innovation in the U.S.,” said Hassan, “because patients need new treatments for unmet medical needs such as Alzheimer’s disease, heart disease, and cancer. And our country needs to foster the innovation-based pharmaceutical industry, because our biomedical research is still pre-eminent compared to other countries.”
     Meantime, said Hassan, “We are taking the tough actions that are needed to respond to a tough situation. The challenge we are addressing today is much more manageable than the one that we faced when I took on the leadership of Schering-Plough in 2003. We powered through that challenge. We are determined to power through this one.”
Conference Call and Webcast
Schering-Plough will conduct a conference call today at 5:45 p.m. (EDT) to review the Productivity Transformation Program. To listen live to the call, dial 1-877-565-9664 or 1-706-634-5003 and enter conference ID #42256941. A replay of the call will be available beginning later today through 5 p.m. on May 2. To listen to the replay, dial 1-800-642-1687 or 1-706-645-9291 and enter the conference ID #42256941. A live audio webcast of the conference call also will be available by going to the Investor Relations section of the Schering-Plough corporate Web site, www.schering-plough.com, and clicking on the “Presentations/Webcasts” link. A replay of the webcast will be available starting on Apr. 3 through 5 p.m. on May 2.
     DISCLOSURE NOTICE: The information in this press release, the comments of Schering-Plough officers during the teleconference/webcast on Apr. 2, 2008, beginning at 5:45 p.m. (EDT), and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements
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by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. In particular, forward-looking statements include statements relating to the company’s plans; its strategies; its progress under the Action Agenda and anticipated timing regarding future performance of the Action Agenda; business prospects; anticipated growth; expected synergies related to the Productivity Transformation Program and the Organon BioSciences acquisition; prospective products or product approvals; trends in performance; anticipated timing of clinical trials and its impact on R&D spending; anticipated exclusivity periods; actions to enhance clinical, R&D, manufacturing and post-marketing systems; and the potential of certain products including VYTORIN and ZETIA and trending in the cholesterol market. Actual results may vary materially from the company’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements, including, among other uncertainties, market viability of the company’s (and the cholesterol joint venture’s) marketed and pipeline products; market forces; economic factors such as interest rate and exchange rate fluctuations; the outcome of contingencies such as litigation and investigations including litigation and investigations relating to the ENHANCE clinical trial; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the regulatory process (including product approvals, labeling and post-marketing actions); scientific developments relating to marketed products or pipeline projects; and media and societal reaction to such developments. For further details of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part I, Item 1A of the company’s 10-KA filed March 3, 2008.
     Schering-Plough is an innovation-driven, science-centered global health care company. Through its own biopharmaceutical research and collaborations with partners, Schering-Plough creates therapies that help save and improve lives around the world. The company applies its research-and-development platform to human prescription and consumer products as well as to animal health products. In November 2007, Schering-Plough acquired Organon BioSciences, with its Organon human health and Intervet animal health businesses, marking a pivotal step in the company’s ongoing transformation. Schering-Plough’s vision is to “Earn Trust, Every Day” with the doctors, patients, customers and other stakeholders served by its approximately 50,000 people around the world. The company is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.
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